Exhibit 23.9

                        CONSENT OF E. DONALD SHAPIRO

          The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus forming a part of this Registration
Statement on Form S-4 as a person who shall become a trustee of Kramont Realty Trust upon the consummation of the merger of the businesses of Kranzco Realty Trust and CV Reit, Inc. into Kramont Realty Trust.



                                   Signature: /s/ E. Donald Shapiro
                                             ----------------------
                                             E. Donald Shapiro


Date: April 6, 2000